                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants , we hereby consent to the incorporation by reference of our report included in this Form 11-K, into Biomagnetic Technologies, Inc.'s previously filed Form S-8 No. 33-60743, No. 33-61057, No. 33-32260, No. 33-33179 and No. 33-68136.



/s/ ARTHUR ANDERSEN LLP

San Diego, California
December 20, 1999